                                                      COMMISSION FILE NO. 1-8606

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K


                                   (MARK ONE)
                  [X] ANNUAL REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

                                       OR

                [_] TRANSITION REPORT PURSUANT TO SECTION 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-8606

                           BELL ATLANTIC SAVINGS AND
                                 SECURITY PLAN

                            (NON-SALARIED EMPLOYEES)
 (FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF
                            THE ISSUER NAMED BELOW)

                           BELL ATLANTIC CORPORATION
                                1717 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
 (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF
                        ITS PRINCIPAL EXECUTIVE OFFICE)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

BELL ATLANTIC
SAVINGS AND SECURITY PLAN
(NON-SALARIED EMPLOYEES)







FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995

        BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

                                                                    PAGE(S)
FINANCIAL STATEMENTS:                                               -------
Report of Independent Accountants...............................         2
Financial Statements:
  Statements of Net Assets Available for Plan Benefits at Decem-
   ber 31, 1996 and 1995........................................       3-4
  Statements of Changes in Net Assets Available for Plan Bene-
   fits for the years ended December 31, 1996 and 1995..........       5-6
  Notes to Financial Statements.................................      7-13
Signature.......................................................        14
Bell Atlantic Master Savings Trust Schedule of Investments--De-
 cember 31, 1996................................................     S1-S4
EXHIBIT:                                                         EXHIBIT NUMBER
--------                                                         --------------
Consent of Independent Accountants .............................        24

      UNLESS OTHERWISE INDICATED, ALL INFORMATION IS AS OF APRIL 16, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

Vice President--Treasurer
Bell Atlantic Corporation:

  We have audited the accompanying statements of net assets available for plan benefits of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the accompanying schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the accompanying schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of investments as of December 31, 1996 on pages S1 to S4 is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The schedule of investments and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 10, 1997

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1996

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                      ---------------------------------------------------------------------------- -------------------------
                                                  SHORT-                           .
                                                   TERM      U.S.     U.S.   INTERNATIONAL                          ESOP
                      BELL ATLANTIC  GOVERNMENT   FIXED      BOND    EQUITY     EQUITY             BELL ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME    MARKET    INDEX      INDEX      LOAN      SHARES       SHARES
                          FUND          FUND      FUND*   INDEX FUND  FUND       FUND       FUND       FUND         FUND
      ASSETS:         ------------- ------------ -------- ---------- ------- ------------- ------- ------------- -----------
Allocated share of
Master Trust net
investments
(Note 4)............    $732,409       $9,758    $283,988   $7,323   $58,202    $15,397    $36,842   $294,141     $174,600
Allocations and
contributions
receivable..........         709           29         419       27       319         80        --       3,214          --
Fund, plan and other
transfers
receivable--net.....         --            23         --       198     3,313        542        289        --           --
Prepaid expenses....         --           --          --       --        --         --         --         --           298
                        --------       ------    --------   ------   -------    -------    -------   --------     --------
    Total Assets....     733,118        9,810     284,407    7,548    61,834     16,019     37,131    297,355      174,898
                        --------       ------    --------   ------   -------    -------    -------   --------     --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --       --        --         --         --         --       158,791
Accrued interest....         --           --          --       --        --         --         --         --         6,487
Fund, plan and other
transfers payable--
net.................       5,363          --          462      --        --         --         --         102          --
Administrative
expenses payable....         455            1         329        3         1        --         --         187           14
                        --------       ------    --------   ------   -------    -------    -------   --------     --------
    Total Liabili-
    ties............       5,818            1         791        3         1        --         --         289      165,292
                        --------       ------    --------   ------   -------    -------    -------   --------     --------
Net assets available
for Plan benefits
(Note 3)............    $727,300       $9,809    $283,616   $7,545   $61,833    $16,019    $37,131   $297,066     $  9,606
                        ========       ======    ========   ======   =======    =======    =======   ========     ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments
(Note 4)............  $1,612,660
Allocations and
contributions
receivable..........       4,797
Fund, plan and other
transfers
receivable--net.....       4,365
Prepaid expenses....         298
                      ----------
    Total Assets....   1,622,120
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     158,791
Accrued interest....       6,487
Fund, plan and other
transfers payable--
net.................       5,927
Administrative
expenses payable....         990
                      ----------
    Total Liabili-
    ties............     172,195
                      ----------
Net assets available
for Plan benefits
(Note 3)............  $1,449,925
                      ==========

* Formerly Interest Income Fund.

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                      ---------------------------------------------------------------------------- -------------------------
                                                                                   .
                                                             U.S.     U.S.   INTERNATIONAL                          ESOP
                      BELL ATLANTIC  GOVERNMENT  INTEREST    BOND    EQUITY     EQUITY             BELL ATLANTIC UNALLOCATED
                         SHARES     MONEY MARKET  INCOME    MARKET    INDEX      INDEX      LOAN      SHARES       SHARES
                          FUND          FUND       FUND   INDEX FUND  FUND       FUND       FUND       FUND         FUND
      ASSETS:         ------------- ------------ -------- ---------- ------- ------------- ------- ------------- -----------
Allocated share of
Master Trust net
investments
(Note 4)............    $772,673       $7,659    $294,823   $6,872   $28,215    $9,835     $33,634   $268,820     $224,108
Allocations and
contributions
receivable..........       1,320           27         472       26       148        41         --       5,282          --
Fund, plan and other
transfers
receivable--net.....         --           --          --         3       232       --          249        --           --
Prepaid expenses....         --           --          --       --        --        --          --         --           397
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Assets....     773,993        7,686     295,295    6,901    28,595     9,876      33,883    274,102      224,505
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    LIABILITIES:
Notes payable (Note
5)..................         --           --          --       --        --        --          --         --       191,765
Accrued interest....         --           --          --       --        --        --          --         --         7,834
Fund, plan and other
transfers payable--
net.................       1,757          137         801      --        --         54         --         --           --
Administrative
expenses payable....         523            3         366        7         2         7         --         165           36
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
    Total Liabili-
    ties............       2,280          140       1,167        7         2        61         --         165      199,635
                        --------       ------    --------   ------   -------    ------     -------   --------     --------
Net assets available
for Plan benefits
(Note 3)............    $771,713       $7,546    $294,128   $6,894   $28,593    $9,815     $33,883   $273,937     $ 24,870
                        ========       ======    ========   ======   =======    ======     =======   ========     ========
                        TOTAL
      ASSETS:         ----------
Allocated share of
Master Trust net
investments
(Note 4)............  $1,646,639
Allocations and
contributions
receivable..........       7,316
Fund, plan and other
transfers
receivable--net.....         484
Prepaid expenses....         397
                      ----------
    Total Assets....   1,654,836
                      ----------
    LIABILITIES:
Notes payable (Note
5)..................     191,765
Accrued interest....       7,834
Fund, plan and other
transfers payable--
net.................       2,749
Administrative
expenses payable....       1,109
                      ----------
    Total Liabili-
    ties............     203,457
                      ----------
Net assets available
for Plan benefits
(Note 3)............  $1,451,379
                      ==========

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                            (DOLLARS IN THOUSANDS)

                                                                                              NON-PARTICIPANT
                                             PARTICIPANT DIRECTED                                 DIRECTED
                     ---------------------------------------------------------------------- --------------------
                                           SHORT-
                       BELL    GOVERNMENT   TERM    U.S. BOND  U.S.   INTERNATIONAL           BELL      ESOP
                     ATLANTIC    MONEY     FIXED     MARKET   EQUITY     EQUITY             ATLANTIC UNALLOCATED
                      SHARES     MARKET    INCOME     INDEX    INDEX      INDEX      LOAN    SHARES    SHARES
                       FUND       FUND     FUND*      FUND     FUND       FUND       FUND     FUND      FUND       TOTAL
                     --------  ---------- --------  --------- ------- ------------- ------- -------- ----------- ----------
Net assets
available for Plan
benefits, December
31, 1995...........  $771,713    $7,546   $294,128   $6,894   $28,593    $ 9,815    $33,883 $273,937   $24,870   $1,451,379
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
Employee
contributions......    31,380     1,313     25,966    1,191     6,052      2,321        --       --        --        68,223
Employing company
contributions and
allocations........     2,028       --         --       --        --         --         --       --     31,180       33,208
Transfer of ESOP
Shares and
participants'
balances--net......   (14,563)    1,556    (18,821)      77    21,796      4,080      2,559   39,920   (22,486)      14,118
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
   Total
   allocations,
   contributions
   and transfers...    18,845     2,869      7,145    1,268    27,848      6,401      2,559   39,920     8,694      115,549
Allocated share of
Master Trust net
investment
activities (Note
4).................    16,613       451     17,508      268     8,082        927      2,879    6,786   (10,107)      43,407
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
   Net additions...    35,458     3,320     24,653    1,536    35,930      7,328      5,438   46,706    (1,413)     158,956
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
Less: Distributions
to participants....    78,739     1,039     34,630      871     2,616      1,101      2,190   23,114       --       144,300
   Interest
   expense.........       --        --         --       --        --         --         --       --     13,683       13,683
   Amortization of
   capitalized ESOP
   expenses........       --        --         --       --        --         --         --       --         99           99
   Administrative
   expenses........     1,132        18        535       14        74         23        --       463        69        2,328
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
   Total
   deductions......    79,871     1,057     35,165      885     2,690      1,124      2,190   23,577    13,851      160,410
                     --------    ------   --------   ------   -------    -------    ------- --------   -------   ----------
Net assets
available for Plan
benefits, December
31, 1996 (Note 3)..  $727,300    $9,809   $283,616   $7,545   $61,833    $16,019    $37,131 $297,066   $ 9,606   $1,449,925
                     ========    ======   ========   ======   =======    =======    ======= ========   =======   ==========

* Formerly Interest Income Fund.

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                            (DOLLARS IN THOUSANDS)

                                                                                                        NON-PARTICIPANT
                                                  PARTICIPANT DIRECTED                                     DIRECTED
                     ------------------------------------------------------------------------------ -----------------------
                                   GOVERNMENT                                 INTERNATIONAL                        ESOP
                     BELL ATLANTIC   MONEY    INTEREST U.S. BOND  U.S. EQUITY    EQUITY                BELL     UNALLOCATED
                        SHARES       MARKET    INCOME    MARKET      INDEX        INDEX      LOAN    ATLANTIC     SHARES
                         FUND         FUND      FUND   INDEX FUND    FUND         FUND       FUND   SHARES FUND    FUND
                     ------------- ---------- -------- ---------- ----------- ------------- ------- ----------- -----------
Net assets
available (deficit)
for Plan benefits,
December 31, 1994..    $567,089      $6,369   $271,278   $4,846     $14,311      $7,048     $30,386  $178,506    $(31,518)
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Employee
contributions......      33,308       1,244     29,477    1,000       3,937       2,004         --        --          --
Employing company
contributions and
allocations........         197         --         --       --          --          --          --     12,034      28,654
Transfer of ESOP
Shares and
participants'
balances--net......     (25,348)        347      1,456      387       5,457         (21)      2,447    28,090     (19,787)
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Total
   allocations,
   contributions
   and transfers...       8,157       1,591     30,933    1,387       9,394       1,983       2,447    40,124       8,867
Allocated share of
Master Trust net
investment
activities (Note
4).................     232,031         410     17,306      949       6,034       1,295       1,984    76,906      63,962
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Net additions...     240,188       2,001     48,239    2,336      15,428       3,278       4,431   117,030      72,829
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Less: Distributions
to participants....      34,412         805     24,814      273       1,102         489         934    21,237         --
   Interest
   expense.........         --          --         --       --          --          --          --        --       16,279
   Amortization of
   capitalized ESOP
   expenses........         --          --         --       --          --          --          --        --           99
   Administrative
   expenses........       1,152          19        575       15          44          22         --        362          63
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
   Total
   deductions......      35,564         824     25,389      288       1,146         511         934    21,599      16,441
                       --------      ------   --------   ------     -------      ------     -------  --------    --------
Net assets
available for Plan
benefits, December
31, 1995 (Note 3)..    $771,713      $7,546   $294,128   $6,894     $28,593      $9,815     $33,883  $273,937    $ 24,870
                       ========      ======   ========   ======     =======      ======     =======  ========    ========
                       TOTAL
                     -----------
Net assets
available (deficit)
for Plan benefits,
December 31, 1994..  $1,048,315
                     -----------
Employee
contributions......      70,970
Employing company
contributions and
allocations........      40,885
Transfer of ESOP
Shares and
participants'
balances--net......      (6,972)
                     -----------
   Total
   allocations,
   contributions
   and transfers...     104,883
Allocated share of
Master Trust net
investment
activities (Note
4).................     400,877
                     -----------
   Net additions...     505,760
                     -----------
Less: Distributions
to participants....      84,066
   Interest
   expense.........      16,279
   Amortization of
   capitalized ESOP
   expenses........          99
   Administrative
   expenses........       2,252
                     -----------
   Total
   deductions......     102,696
                     -----------
Net assets
available for Plan
benefits, December
31, 1995 (Note 3)..  $1,451,379
                     ===========

                      See notes to financial statements.

       BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN

  The following description of the Bell Atlantic Savings and Security Plan (Non-Salaried Employees) (the "Plan" or "BASSP") provides only general information on the Plan's provisions as of December 31, 1996. Participants should refer to the Benefits Handbook, Plan document and prospectus for a more complete description of the Plan's provisions.

  The Plan is a defined contribution plan covering all regular non-salaried employees of Bell Atlantic Corporation ("Bell Atlantic") and its participating subsidiaries. Prior to May 1, 1993, employees who had at least one year of service were eligible to make tax-deferred or after-tax contributions to the Plan. Effective May 1, 1993, employees are immediately eligible to make tax-deferred or after-tax contributions to the Plan at date of hire. Employees also become eligible for employer matching contributions upon completion of one year of service. The Plan includes an employee stock ownership plan ("ESOP") which obtained loans to purchase Bell Atlantic shares that are being allocated to participant accounts in the form of employer matching contributions based upon the loan repayment schedule. Depending on the value of Bell Atlantic shares from time to time, the ESOP may fund more or less than all of the required matching contributions in a given calendar year. In the event of a shortfall, Bell Atlantic and its participating subsidiaries make additional employer matching contributions to the Plan. Any surplus is allocated in equal amounts to the Plan accounts of participants who, as of the last day of the year, are active employees of Bell Atlantic and its participating subsidiaries, and have account balances under the Plan. In 1996, Bell Atlantic and its participating subsidiaries made no additional contributions to the BASSP. Additional contributions to the BASSP in 1995 amounted to $12,231,000.

  Eligible employees may authorize basic contributions of $5 to $45 per week, which is as much as 5% to 7% of the basic weekly rate, and supplementary contributions up to an amount which, when added to the basic contribution, is not more than 16% of the employee's weekly rate. Bell Atlantic makes employer matching contributions in an amount generally equal to 66 2/3% of basic contributions. One participating subsidiary makes employer matching contributions equal to 37 1/2% of basic contributions. One participating subsidiary also makes an annual employer contribution which is based on a percentage of eligible compensation. Participants may invest their contributions in a Bell Atlantic Shares Fund ("BASF"), a Government Money Market Fund ("GMMF"), a Short-Term Fixed Income Fund ("STFF"), a U.S. Bond Market Index Fund ("BNDF"), a U.S. Equity Index Fund ("USEF"), or an International Equity Index Fund ("INTF"). Employer matching contributions are invested only in the BASF until employees reach age 55 and ten years of service.

  Effective July 1, 1996, the investment guidelines for the Interest Income Fund were revised to include a portfolio of market-valued, short-term bonds in addition to the investment contracts already in the account. Consequently, this option has been renamed the Short-Term Fixed Income Fund.

  The Plan provides for 100% vesting of employer matching contributions upon attaining three years of service. A terminated employee's unvested employer matching contributions are forfeited and offset against the participating companies' obligation to make subsequent contributions to the Plan. Forfeitures were $37,951 and $72,656 in 1996 and 1995, respectively.

  The assets of the Plan are commingled for investment purposes in the Bell Atlantic Master Savings Trust (the "Master Trust") with the assets of the Bell Atlantic Savings Plan for Salaried Employees ("BASP").

  The Plan includes an employee loan provision authorizing participants to borrow an amount from their vested account balances in the Plan. Loans are generally repaid by payroll deductions. The repayment period for loans generally will not be less than one year nor more than fifteen years. Each loan will bear interest at a rate established by the Treasurer of Bell Atlantic based upon market interest rates as set forth in the Plan.

  Certain administrative expenses of the Plan and Master Trust are charged to the Plan and are therefore reflected in the earnings of the investment fund to which the expenses relate. Expenses of the Plan and Master Trust attributable to the operations of the ESOP are charged against the ESOP unallocated shares account, which has no affect on the earnings in participants' accounts.

  Although it has not expressed any intent to do so, Bell Atlantic has the right under the Plan to discontinue all employer matching contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

2. ACCOUNTING POLICIES

  The values of Master Trust investments are determined as follows: Bell Atlantic shares and other equity securities traded on a national stock exchange are valued on the basis of the last published sales prices per share on December 31 as reported on the composite tape or, if no sales were made on that date, at the last published sales prices on the next preceding day on which sales were made; U.S. Government and other fixed income securities are valued by the Master Trust's trustee at fair value based on current market yields for investments with similar characteristics such as maturity, coupon, and quality as determined by an independent source; securities traded in the over-the-counter market and listed securities for which no sales were reported on the valuation date, are valued at the reported bid price; units in the STFF, the BNDF, the USEF, and the INTF are valued on the basis of net asset values provided by the investment managers pursuant to contractually specified methodologies which are similar to the aforementioned procedures for equity and fixed income investments; and temporary cash investments are valued at cost which approximates fair value. The contracts with the insurance companies and commercial banks included in the STFF are valued at contract value which approximates fair value.

  Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

  The Plan presents in the Statement of Changes in Net Assets Available for Plan Benefits its allocated share of Master Trust investment activities which includes net appreciation (depreciation) in the fair value of its investments. Net appreciation (depreciation) in the fair value of investments consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

  Prepaid expenses incurred in connection with the formation of the ESOP are being amortized over 10 years on a straight-line basis. These expenses include debt placement costs and legal fees associated with the placement of the ESOP debt.

  The Plan participates in certain commingled investment funds. The funds' managers utilize futures and foreign currency forward contracts to minimize transaction costs and the effect of cash flows (such as contributions, transfers, and distributions) on the funds' investment performance. Futures contracts are fully collateralized and are marked to market daily. Foreign currency forward contracts are matched with the settlement of purchases and sales of foreign securities and are also marked to market daily.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. EMPLOYEE INTEREST IN THE PLAN

  The interest of an employee in each type of investment of the Plan is represented by units as described in the Plan document. The number of employees participating in each investment option, the number of units and the values per unit at December 31, were as follows:

                                       1996                              1995
                         --------------------------------- ---------------------------------
                           NUMBER OF     NUMBER     VALUE    NUMBER OF     NUMBER     VALUE
                           EMPLOYEES       OF        PER     EMPLOYEES       OF        PER
                         PARTICIPATING    UNITS     UNIT   PARTICIPATING    UNITS     UNIT
                         ------------- ----------- ------- ------------- ----------- -------
Bell Atlantic Shares
 Fund...................    39,377     195,670,646 $5.2611    40,622     188,280,872 $5.4372
Government Money Market
 Fund...................     2,859       7,030,557  1.3843     2,593       5,525,915  1.3132
Short-Term Fixed Income
 Fund*..................    24,716      55,336,520  5.0931    26,908      59,861,824  4.7950
U.S. Bond Market Index
 Fund...................     2,753       5,291,237  1.4041     2,439       5,022,478  1.3536
U.S. Equity Index Fund..     7,150      24,963,258  2.4644     4,887      13,991,532  2.0217
International Equity
 Index Fund.............     4,133       9,855,333  1.6186     3,037       6,466,550  1.4988
Loan Fund...............     8,560             --      --      8,278             --      --

  At December 31, 1996, 32,225 participants were actively contributing to the Plan; 10,493 participants were not actively contributing to the Plan. The total number of participants in the Plan was less than the sum of the number of participants shown in the schedule above because many participants were invested in more than one fund.

4. INTEREST IN BELL ATLANTIC MASTER SAVINGS TRUST

  BASSP'S SHARE OF MASTER TRUST NET ASSETS

  The Plan's allocated share of the Master Trust's net assets is based upon the total of each individual Plan participant's share of the Master Trust. The allocated share of the net assets of each fund in the Master Trust at December 31 was as follows:

                                                                   1996   1995
                                                                   -----  -----
     Bell Atlantic Shares Fund (for the BASP).....................   --     --
     Bell Atlantic Shares Fund (for the BASSP).................... 100.0% 100.0%
     Government Money Market Fund.................................  10.0%   7.8%
     Short-Term Fixed Income Fund* (for the BASP).................   --     --
     Short-Term Fixed Income Fund* (for the BASSP)................ 100.0% 100.0%
     U.S. Bond Market Index Fund..................................  14.9%  13.6%
     U.S. Equity Index Fund.......................................  12.0%   7.9%
     International Equity Index Fund..............................  15.9%  13.6%
     Loan Fund (for the BASP).....................................   --     --
     Loan Fund (for the BASSP).................................... 100.0% 100.0%
     ESOP Unallocated Shares Fund (for the BASP)..................   --     --
     ESOP Unallocated Shares Fund (for the BASSP)................. 100.0% 100.0%

* Formerly--Interest Income Fund

  At December 31, the financial position of the Master Trust was as follows:

                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
 Investments at fair value:
   Bell Atlantic Shares Fund--BASP:
    Bell Atlantic Corporation common shares............ $ 1,119,023 $ 1,137,316
    Temporary cash investments.........................       6,288      20,610
   Bell Atlantic Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............   1,026,390   1,027,268
    Temporary cash investments.........................       6,347      16,054
   Government Money Market Fund:
    Temporary cash investments.........................      98,223      97,702
   Short-Term Fixed Income Fund*--BASP:
    Contracts with insurance companies and commercial
     banks.............................................     325,691     491,715
    Pooled Obligations.................................     178,238         --
    Temporary cash investments.........................         264      80,448
   Short-Term Fixed Income Fund*--BASSP:
    Contracts with insurance companies and commercial
     banks.............................................     174,538     253,352
    Pooled Obligations.................................     110,360         --
    Temporary cash investments.........................         110      39,980
   U.S. Bond Market Index Fund:
    Fund shares........................................      49,460      48,356
    Temporary cash investments.........................         308       2,164
   U.S. Equity Index Fund:
    Fund shares........................................     483,225     341,186
    Temporary cash investments.........................       3,134      17,040
   International Equity Index Fund:
    Fund shares........................................      96,257      70,788
    Temporary cash investments.........................       1,395       1,334
   Loan Fund--BASP:
    Loans receivable from participants.................      41,746      45,179
   Loan Fund--BASSP:
    Loans receivable from participants.................      36,842      33,634
   ESOP Unallocated Shares Fund--BASP:
    Bell Atlantic Corporation common shares............     280,130     347,845
    Temporary cash investments.........................      12,901      13,605
   ESOP Unallocated Shares Fund--BASSP:
    Bell Atlantic Corporation common shares............     166,327     215,532
    Temporary cash investments.........................       8,241       6,652
                                                        ----------- -----------
      Total investments................................   4,225,438   4,307,760
   Receivables:
    Dividends and interest income......................       3,370      14,086
    Receivables for investments sold...................       4,785       1,693
                                                        ----------- -----------
      Total assets.....................................   4,233,593   4,323,539
LIABILITIES:
   Payable for investments purchased...................      22,300       7,255
                                                        ----------- -----------
      Net investments..................................   4,211,293   4,316,284
                                                        =========== ===========
 Investments at cost: ................................. $ 3,165,758  $3,210,823
                                                        =========== ===========

* Formerly Interest Income Fund

See Schedule I, Bell Atlantic Master Savings Trust Schedule of Investments.

  The BASSP's principal financial instrument subject to credit risk is the investment in the Master Trust. The Master Trust consists of separate investment funds, as defined by the Plan, with different investment objectives. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The schedule of investments depicts the types of investments and their proportionate share of each investment fund.

 BASSP'S SHARE OF MASTER TRUST INVESTMENT ACTIVITIES.

  The Plan's allocated share of Master Trust investment activities is based upon the total of each individual Plan participant's share of the Master Trust investment activities during the years ended December 31, 1996 and 1995.

  The Master Trust's investment activities for the year ended December 31 was as follows:

                                                          1996         1995
                                                       ----------- ------------
                                                       (DOLLARS IN THOUSANDS)
     Investment Activities:
       Dividends on Bell Atlantic Corporation common
        shares:
        Non-ESOP shares............................... $   92,836  $     91,447
        ESOP shares...................................     22,336        25,979
       Other dividends................................     10,389         7,498
       Short-Term Fixed Income Fund* (BASP) income....     28,064        34,804
       Short-Term Fixed Income Fund* (BASSP) income...     14,791        17,306
       Other interest.................................     16,682        15,489
       Net (depreciation) appreciation in value of
        investments...................................     (5,133)      808,956
                                                       ----------  ------------
           Net investment activities..................   $179,963  $  1,001,479
                                                       ==========  ============
     Allocated share of net investment activities:
       BASP...........................................   $136,529  $    600,602
       BASSP..........................................     43,407       400,877

    * Formerly Interest Income Fund

  The value per share of Bell Atlantic common stock decreased from $66.88 at December 31, 1995 to $64.75 at December 31, 1996. This represents a (3.18)% decrease in the value per share. At December 31, 1996, approximately 43% of BASP assets and 64% of BASSP assets were invested in the Bell Atlantic Shares Funds. Between January 1 and April 10, 1997, Bell Atlantic common stock closing prices have ranged from $58.75 to $71.38 per share.

5. LEVERAGED ESOP NOTES PAYABLE

  The Leveraged ESOP notes payable bear an 8.17% interest rate subject to adjustment (maximum 10.25% and minimum 6.77%) due to changes in the Federal income tax rate or changes in the Federal law regarding the alternative minimum tax. Interest and principal payments are guaranteed by Bell Atlantic and are due on January 1 and July 1 of each year; principal payments began July 1, 1990.

  The following table displays the principal maturities under the note with the final payment due January 1, 2000 (in thousands):

            1997.................................... $ 38,097
            1998....................................   43,713
            1999....................................   49,867
            2000....................................   27,114
                                                     --------
                                                     $158,791
                                                     ========

  The fair value of the Leveraged ESOP notes payable is based on quoted market prices for the same or similar instruments. As of December 31, 1996, the carrying amount and the estimated fair value of the notes payable were:

                                                          CARRYING      FAIR
                                                           AMOUNT       VALUE
                                                         -----------------------
                                                         (DOLLARS IN THOUSANDS)
     BASP...............................................    $270,150    $282,594
     BASSP..............................................     158,791     166,588
                                                         ----------- -----------
                                                            $428,941    $449,182
                                                         =========== ===========

6. TAX DETERMINATION

  On October 30, 1995, the Internal Revenue Service issued a ruling that the Plan meets the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and is exempt from Federal income taxes under Section 501(a) of the Code and that the ESOP portion of the Plan qualifies as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

  The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                          1996        1995
                                                       ----------- -----------
                                                       (DOLLARS IN THOUSANDS)
     Net assets available for benefits per the
      financial statements............................ $ 1,449,925 $ 1,451,379
     Amounts allocated to withdrawing participants....       7,766      29,921
                                                       ----------- -----------
     Net assets available for benefits per the Form
      5500............................................ $ 1,442,159 $ 1,421,458
                                                       =========== ===========

  The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                            1996        1995
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
     Benefits paid to participants per the financial
      statements.......................................  $   144,300 $    84,066
     Add: Amounts allocated to withdrawing participants
      at December 31,..................................        7,766      29,921
     Less: Amounts allocated to withdrawing
      participants at December 31,.....................       29,921       9,529
                                                         ----------- -----------
     Benefits paid to participants per the Form 5500...  $   122,145 $   104,395
                                                         =========== ===========

  Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

8. PROPOSED BELL ATLANTIC-NYNEX MERGER

  Bell Atlantic and NYNEX announced a proposed merger under a definitive agreement entered into on April 21, 1996 and amended on July 2, 1996. Under the terms of the amended agreement, NYNEX will become a subsidiary of Bell Atlantic. NYNEX stockholders will receive 0.768 of a share of Bell Atlantic common stock for each share of NYNEX common stock that they own. Bell Atlantic stockholders will continue to own their existing shares after the merger. At special meetings held in November 1996, the stockholders of both companies approved the merger. The completion of the merger is subject to a number of conditions, including certain regulatory approvals and receipt of legal opinions that the merger will be tax free. Bell Atlantic is unable to predict when it will be able to complete the merger. At this time, there are no plans regarding the impact of the merger on the BASP/BASSP.

9. PLAN TRANSFERS

  The line in the Statement of Changes in Net Assets described as "Transfer of ESOP Shares and participants' balances--net" includes the effect of LESOP debt service activity, the allocation of Bell Atlantic shares from the LESOP to the BASF, participant-directed transfers between investment options, and asset transfers between the BASSP and other defined contribution plans.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE BELL ATLANTIC CORPORATE EMPLOYEES' BENEFITS COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                      Bell Atlantic Savings and Security Plan
                                                (Non-Salaried Employees)

Date: April 18, 1997


                                      By        /s/ Ellen C. Wolf
                                         ----------------------------------
                                                    ELLEN C. WOLF
                                                 (Member of the Bell
                                                  Atlantic Corporate
                                                  Employees' Benefits
                                                     Committee)

                                                                      SCHEDULE I
                       BELL ATLANTIC MASTER SAVINGS TRUST
                            SCHEDULE OF INVESTMENTS
                             (DOLLARS IN THOUSANDS)

                                                     DECEMBER 31, 1996
                                              ------------------------------------
                                               NUMBER OF
                                               SHARES OR
                                               PRINCIPAL                   FAIR
      NAME OF ISSUER AND TITLE OF ISSUE         AMOUNT           COST     VALUE
      ---------------------------------       -----------      -------- ----------
  BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--
 99.4%.......................................  17,282,211 shs. $728,964 $1,119,023
Temporary Cash Investments--0.6%............. $     6,288         6,288      6,288
                                                               -------- ----------
      Total..................................                   735,252  1,125,311
                                                               -------- ----------
       BELL ATLANTIC SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
                            (NON-SALARIED EMPLOYEES)
*Bell Atlantic Corporation Common Shares--
 99.4%.......................................  15,851,583 shs.  671,315  1,026,390
Temporary Cash Investments--0.6%............. $     6,347         6,347      6,347
                                                               -------- ----------
      Total..................................                   677,662  1,032,737
                                                               -------- ----------
                          GOVERNMENT MONEY MARKET FUND
Temporary Cash Investments--100.0%
  BT Pyramid Government Securities Cash Fund.      98,223        98,223     98,223
                                                               -------- ----------
      Total..................................                    98,223     98,223
                                                               -------- ----------
@SHORT-TERM FIXED INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
+Contracts with Insurance Companies and
 Commercial Banks--64.6%.....................
  American Int'l Life Assurance, 7.02%
   Maturing 10/1/99..........................       5,482         5,482      5,482
  American Int'l Life Assurance, 5.25%
   Maturing 4/1/98...........................       6,871         6,871      6,871
  American Int'l Life Assurance, 7.17%
   Maturing 1/4/2000.........................      15,965        15,965     15,965
  Hartford Life Ins. Co., 6.78% Maturing
   7/1/97....................................       7,141         7,141      7,141
  John Hancock Mutual Life Ins. Co., 5.85%
   Maturing 6/30/98..........................      17,099        17,099     17,099
  John Hancock Mutual Life Ins. Co., 6.60%
   Maturing 10/1/99..........................       7,719         7,719      7,719
  ITT Hartford Life Ins. Co., 8.04% Maturing
   1/1/99....................................      20,202        20,202     20,202
  Metropolitan Life Ins. Co., 5.58% Maturing
   1/1/98....................................      11,022        11,022     11,022
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98....................................      30,866        30,866     30,866
  Metropolitan Life Ins. Co., 5.08% Maturing
   1/1/97....................................      12,495        12,495     12,495
  #MBL Life Assurance Corp., 3.5% to 5.0%
   Maturing 12/31/2004.......................       7,587         7,587      7,587
  New York Life 7.00% Maturing 7/1/99........      29,305        29,305     29,305
  New York Life 5.93% Maturing 3/31/98.......       3,792         3,792      3,792
  New York Life, 5.18% Maturing 7/1/98.......      17,072        17,072     17,072
  New York Life, 7.20% Maturing 1/1/2000.....      17,739        17,739     17,739
  New York Life, 7.98% Maturing 4/3/2000.....      16,429        16,429     16,429
  New York Life, Money Market Account........       4,798         4,798      4,798
  Principal Mutual Life Ins. Co., 5.10%
   Maturing 1/2/97...........................       3,595         3,595      3,595
  Principal Mutual Life Ins. Co., 5.90%
   Maturing 10/1/97..........................      22,926        22,926     22,926
  Principal Mutual Life Ins. Co., 7.38%
   Maturing 1/1/2000.........................       8,115         8,115      8,115
  Principal Mutual Life Ins. Co., 6.00%
   Maturing 7/1/98...........................      15,499        15,499     15,499
  Provident Nat'l Assurance, 5.12% Maturing
   1/2/97....................................       9,736         9,736      9,736

                                                                      SCHEDULE I

                                                      DECEMBER 31, 1996
                                                 ---------------------------------
                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL                  FAIR
       NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT          COST    VALUE
       ---------------------------------         ----------      -------- --------

@SHORT-TERM FIXED INCOME FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED
EMPLOYEES--(CONTINUED):

  Provident Nat'l Assurance, 4.59% Maturing
   4/1/97.......................................    $ 8,833      $  8,833 $  8,833
  The Prudential Ins. Co. of America, 8.08%
   Maturing 4/1/97..............................      5,368         5,368    5,368
  The Prudential Ins. Co. of America, 5.91%
   Maturing 7/1/98..............................     12,321        12,321   12,321
  The Prudential Ins. Co. of America, 5.04%
   Maturing 1/1/98..............................      7,714         7,714    7,714
                                                                 -------- --------
                                                                  325,691  325,691
                                                                 -------- --------
  Pooled Obligations--35.4%
   BGI 1-3 Year Government Bond Index Fund...... 15,241,329 shs.  174,047  178,238
                                                                 -------- --------
  Temporary Cash Investments--0.0%
   BT Pyramid Government Securities Cash Fund...    $   264           264      264
                                                                 -------- --------
      Total.....................................                  500,002  504,193
                                                                 -------- --------

@SHORT-TERM FIXED INCOME FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
(NON-SALARIED EMPLOYEES)

+Contracts with Insurance Companies and Commercial Banks--
 61.3%
  American Int'l Life Assurance, 5.11% Maturing
   7/1/98.......................................    $ 3,244         3,244    3,244
  American Int'l Life Assurance, 7.17%, Maturing
   1/4/2000.....................................      8,322         8,322    8,322
  American Int'l Life Assurance, 7.02% Maturing
   10/1/99......................................      5,659         5,659    5,659
  American Int'l Life Assurance, 5.25% Maturing
   4/1/98.......................................      3,236         3,236    3,236
  Hartford Ins. Co., 7.93%, Maturing 4/1/99.....     20,886        20,886   20,886
  John Hancock Mutual Life Ins. Co., 5.81%
   Maturing 6/30/98.............................      8,398         8,398    8,398
  John Hancock Mutual Life Ins. Co., 6.57%
   Maturing 10/1/99.............................      4,883         4,883    4,883
  Metropolitan Life Ins. Co., 6.47% Maturing
   4/1/98.......................................     13,182        13,182   13,182
  Metropolitan Life Ins. Co., 5.04% Maturing
   1/1/97.......................................      4,540         4,540    4,540
  Metropolitan Life Ins. Co., 5.20% Maturing
   7/1/98.......................................      7,562         7,562    7,562
  New York Life, 7.28% Maturing 1/1/2000........      5,228         5,228    5,228
  New York Life, 5.88% Maturing 9/30/97.........      6,993         6,993    6,993
  New York Life, 5.05% Maturing 4/1/97..........      2,426         2,426    2,426
  New York Life, 5.13% Maturing 7/1/98..........      5,026         5,026    5,026
  New York Life, 6.75% Maturing 7/1/99..........      6,411         6,411    6,411
  New York Life, 7.20% Maturing 10/1/99.........      6,131         6,131    6,131
  New York Life, 5.92% Maturing 1/1/99..........      8,041         8,041    8,041
  Principal Mutual Life Ins. Co., 6.00% Maturing
   7/1/98.......................................      4,337         4,337    4,337
  Principal Mutual Life Ins. Co., 7.30% Maturing
   9/30/99......................................      4,780         4,780    4,780
  Principal Mutual Life Ins. Co., 5.90% Maturing
   10/1/97......................................     13,867        13,867   13,867
  Principal Mutual Life Ins. Co., 5.20% Maturing
   4/1/97.......................................      5,466         5,466    5,466
  Provident Nat'l Assurance, 4.62% Maturing
   7/1/97.......................................      4,826         4,826    4,826
  Provident Nat'l Assurance, 5.10% Maturing
   4/1/97.......................................      4,805         4,805    4,805
  The Prudential Ins. Co. of America, 6.78%
   Maturing 1/1/99..............................      9,769         9,769    9,769
  The Prudential Ins. Co. of America, 5.88%
   Maturing 7/1/98..............................      6,520         6,520    6,520
                                                                 -------- --------
                                                                  174,538  174,538
                                                                 -------- --------
  Pooled Obligations--38.7%
   BGI Short Term Money Market Fund.............      2,300         2,300    2,300
   BGI 1-3 Year Government Bond Index Fund......  9,240,334 shs.  105,407  108,060
                                                                 -------- --------
  Temporary Cash Investments--0.0%
   BT Pyramid Government Securities Cash Fund...    $   110           110      110
                                                                 -------- --------
                                                                  107,707  110,360
                                                                 -------- --------
      Total.....................................                  282,355  285,008
                                                                 -------- --------

                                                                      SCHEDULE I

                                                        DECEMBER 31, 1996
                                                    ------------------------------
                                                    NUMBER OF
                                                    SHARES OR
                                                    PRINCIPAL               FAIR
         NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT         COST    VALUE
         ---------------------------------          ---------      ------- -------
                          U.S. BOND MARKET INDEX FUND
Bond Funds--99.4%
  BGI U.S. Debt Index Fund......................... 1,880,113 shs. $44,991 $44,744
  BGI Daily U.S. Debt Index Fund...................   336,224        4,293   4,716
                                                                   ------- -------
                                                                    49,284  49,460
                                                                   ------- -------
Temporary Cash Investments--0.6%
  BT Pyramid Government Securities Cash Fund....... $     308          308     308
                                                                   ------- -------
      Total........................................                 49,592  49,768
                                                                   ------- -------

                             U.S. EQUITY INDEX FUND
Pooled Common Stock--98.6%
  *Mellon E.B. Russell 1000 Stock Index Fund....... 1,017,440 shs. 247,399 402,283
  Mellon E.B. Russell 2000 Stock Index Fund........   156,217       30,132  46,432
  Mellon E.B. Daily Opening Stock Index Fund.......   189,789       32,261  34,510
                                                                   ------- -------
                                                                   309,792 483,225
                                                                   ------- -------
Temporary Cash Investments--1.4%
  BT Pyramid Government Securities Cash Fund....... $   3,134        3,134   3,134
                                                                   ------- -------
      Total........................................                312,926 486,359
                                                                   ------- -------

                        INTERNATIONAL EQUITY INDEX FUND
Pooled Common Stock--94.6%
  BGI MSCI Equity Index Fund-UK....................   145,359 shs.   1,924   2,292
  BGI Europe Ex UK Equity Index Fund............... 1,003,883       13,036  14,286
  BGI MSCI Equity Index Fund-Japan.................   793,840        7,340   6,493
  BGI Pacific Ex Japan Equity Index Fund...........   102,313        1,223   1,353
  BGI EAFE GDP Index Fund.......................... 4,817,623       65,054  71,833
                                                                   ------- -------
                                                                    88,577  96,257
                                                                   ------- -------
Temporary Cash Investments--5.4%
  BT Pyramid Government Securities Cash Fund....... $   1,395        1,395   1,395
                                                                   ------- -------
      Total........................................                 89,972  97,652
                                                                   ------- -------
          LOAN FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
Participant Loan Obligations--7.17% to 9.50%.......                 41,746  41,746
                                                                   ------- -------
      Total Loan Fund..............................                 41,746  41,746
                                                                   ------- -------
  LOAN FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
Participant Loan Obligations--7.17% to 9.50%.......                 36,842  36,842
                                                                   ------- -------
      Total Loan Fund..............................                 36,842  36,842
                                                                   ------- -------

ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS PLAN FOR SALARIED EMPLOYEES
*Bell Atlantic Corporation Common Shares--95.6%.... 4,326,337 shs. 200,813 280,130
Temporary Cash Investments--4.4%................... $  12,901       12,901  12,901
                                                                   ------- -------
      Total........................................                213,714 293,031
                                                                   ------- -------

                                                                     SCHEDULE I

                                                     DECEMBER 31, 1996
                                              ------------------------------------
                                              NUMBER OF
                                              SHARES OR
                                              PRINCIPAL                    FAIR
      NAME OF ISSUER AND TITLE OF ISSUE        AMOUNT           COST      VALUE
      ---------------------------------       ---------      ---------- ----------

     ESOP UNALLOCATED SHARES FUND--BELL ATLANTIC SAVINGS AND SECURITY PLAN
                           (NON-SALARIED EMPLOYEES)
Bell Atlantic Corporation Common Shares--
 95.3%....................................... 2,568,767 shs. $  119,231 $  166,327
Temporary Cash Investments--4.7%............. $   8,241           8,241      8,241
                                                             ---------- ----------
      Total..................................                   127,472    174,568
                                                             ---------- ----------
      Grand Total............................                $3,165,758 $4,225,438
                                                             ---------- ----------

--------
* Investment represents 5% or more of the net investments of the Master Trust. + Under these contracts the respective insurance companies and commercial banks contractually agree to the repayment of principal and the crediting of interest. The composite effective annual interest rate earned on all contracts in 1996, net of third party expenses and after the effect of cash flows, was 6.3% for the BASP and 6.2% for the BASSP.
# MBL Life Assurance Corporation is the successor to Mutual Benefit Life
  Insurance Company which was placed under a rehabilitation plan in 1993. The contract interest rate will vary based upon the actual performance of the underlying investments.

@ Formerly Interest Income Fund

Percentages represent percentage of total investments of each fund.